Exhibit 99.1

Catalyst Pharmaceuticals Announces $40 Million Share Repurchase Program

CORAL GABLES, Fla., March 22, 2021 (GLOBE NEWSWIRE) — Catalyst Pharmaceuticals, Inc. (Catalyst) (Nasdaq:CPRX), a commercial-stage biopharmaceutical company focused on developing and commercializing innovative therapies for people with rare debilitating, chronic neuromuscular and neurological diseases, today announced that its Board of Directors has authorized the repurchase of up to $40 million of shares of Catalyst’s outstanding common stock.

“This share repurchase program reflects our confidence in the long-term outlook for the Company, including our ability to continue to generate strong cash flow,” said Patrick J. McEnany, the Company’s Chairman and Chief Executive Officer. “We believe that our strong balance sheet, earnings power and borrowing capability have us well-positioned to successfully execute both on our recently announced strategic initiative to expand our product and pipeline portfolio of therapies to treat other rare diseases and on this share repurchase program. We believe that executing on both of these objectives will help drive stockholder value.”

Catalyst expects to make share repurchases at the discretion of management from time to time in the open market, depending on market conditions, or through privately negotiated transactions, subject to the requirements of the Securities Exchange Act of 1934, as amended, and related rules. The timing and amount of any shares purchased on the open market will be determined based on Catalyst’s evaluation of market conditions, share price and other factors. The program does not obligate Catalyst to purchase any shares, and the program may be modified, suspended or terminated at any time and for any reason. No shares will be purchased directly from directors or officers of Catalyst as part of the share repurchase program.

Catalyst plans to use existing cash on hand to fund the share repurchase program.

About Catalyst Pharmaceuticals

Catalyst Pharmaceuticals is a commercial-stage biopharmaceutical company focused on developing and commercializing innovative therapies for people with rare debilitating, chronic neuromuscular and neurological diseases, including Lambert-Eaton myasthenic syndrome (LEMS), anti-MuSK antibody positive myasthenia gravis (MuSK-MG) and other neurological and neuromuscular disorders. Catalyst’s New Drug Application for Firdapse® (amifampridine) 10 mg tablets for the treatment of adults with LEMS was approved in 2018 by the U.S. Food & Drug Administration (“FDA”), and Firdapse® is commercially available in the United States. Further, Canada’s national healthcare regulatory agency, Health Canada, recently approved the use of Firdapse® (amifampridine) for the treatment of patients in Canada with LEMS.

Firdapse® is currently being evaluated in clinical trials for the treatment of MuSK-MG and has received Orphan Drug Designation from the FDA for myasthenia gravis.

Forward-Looking Statements

This press release contains forward-looking statements. Forward-looking statements involve known and unknown risks and uncertainties, which may cause Catalyst’s actual results in future periods to differ materially from forecasted results. A number of factors, including (i) whether Catalyst will be able to repurchase shares of its common stock at prices deemed favorable by its management, and the timing and amount of any such purchases; (ii) whether Catalyst will continue to achieve sustained positive cash flow and profitability, (iii) whether Catalyst will be successful in executing on its strategic initiative to expand its product and pipeline therapies to treat other rare diseases, and (iv) those other factors described in Catalyst’s Annual Report on Form 10-K for the fiscal year 2020 and its other filings with the U.S. Securities and Exchange Commission (SEC), could adversely affect Catalyst. Copies of Catalyst’s filings with the SEC are available from the SEC, may be found on Catalyst’s website, or may be obtained upon request from Catalyst. Catalyst does not undertake any obligation to update the information contained herein, which speaks only as of this date, except as required by law.

Investor Contact Solebury Trout (646) 378-2923	Company Contact Patrick J. McEnany Catalyst Pharmaceuticals Chief Executive Officer (305) 420-3200 pmcenany@catalystpharma.com

Media Contact

David Schull

Russo Partners

(212) 845-4271

david.schull@russopartnersllc.com

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